UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2022
Oglethorpe Power Corporation
(An Electric Membership Corporation)
(Exact name of Registrant as specified in its charter)

Georgia (State of incorporation)	333-192954 (Commission File Number)	58-1211925 (I.R.S. Employer Identification No.)
2100 East Exchange Place Tucker, Georgia (Address of principal executive offices)		30084-5336 (Zip Code)

Registrant’s telephone number, including area code (770) 270-7600

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
None	N/A	N/A

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 2, 2022, our board of directors appointed David W. Sorrick as our new Executive Vice President and Chief Operating Officer. Mr. Sorrick will succeed Michael W. Price in that role effective February 9, 2022. Mr. Price will remain with us as an Executive Vice President for a period to facilitate the transition process.

Mr. Sorrick, 58, has more than 30 years of energy generation experience. From March to December 2021, he was the Senior Vice President, Power Operations at New Fortress Energy and from March 2019 to March 2021 he was Director, Asset Management and Optimization for the Electric Power Research Institute. From January 2015 to October 2018, Mr. Sorrick was with the Tennessee Valley Authority and for the last two years acted as Senior Vice President, Power Operations with responsibility for its fleet of natural gas, hydropower and coal-fired generation resources.

Mr. Sorrick’s annual salary will be $520,000. We will also pay Mr. Sorrick $65,000 to cover expected relocation expenses in addition to paying direct moving expenses. In addition, Mr. Sorrick will be eligible to participate in our performance pay plan and receive health, welfare and retirement benefits and certain perquisites.

Item 7.01    Regulation FD Disclosure

On February 2, 2022, we issued a press release regarding Mr. Sorrick’s appointment. The press release is furnished herewith as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No. Description

99.1 Press release, dated February 2, 2022

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION)

Date:	February 2, 2022	By:	/s/ Michael L. Smith
Michael L. Smith
President and Chief Executive Officer